                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:   August 31, 2004
                                                      Estimated average burden
                                                      hours per response...14.73

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          COVEST BANCSHARES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               [COVEST BANC LOGO]


April 2, 2003

Dear Fellow Stockholder:

On behalf of the board of directors and management of CoVest Bancshares, Inc., we cordially invite you to attend the eleventh annual meeting of stockholders of CoVest Bancshares, Inc. to be held at 9:00 a.m. on Tuesday, May 20, 2003, at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. A copy of our 2002 Form 10-K is also included. At the meeting, we plan to report on our operations and the outlook for the year ahead.

Your board of directors has nominated two persons to serve as Class II directors, both of whom are incumbent directors. In addition, we have selected and recommend that you ratify the selection of Crowe, Chizek and Company LLP to continue as our independent public accountants for the year ending December 31, 2003.

We recommend that you vote your shares for the director nominees and in favor of the proposal.

We encourage you to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

If you have any questions concerning these matters, please do not hesitate to contact us at (847) 294-6500. We look forward to seeing and visiting with you at the meeting.

Very truly yours,
COVEST BANCSHARES, INC.




/s/ Frank A. Svoboda, Jr.
Chairman of the Board of Directors




/s/ James L. Roberts
President and Chief Executive Officer

                               [COVEST BANC LOGO]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 2003


TO THE HOLDERS OF COMMON STOCK OF COVEST BANCSHARES, INC.

Notice is hereby given that the annual meeting of stockholders of CoVest Bancshares, Inc. will be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, May 20, 2003 at 9:00 a.m., for the purpose of considering and voting upon the following matters:

      1.    the election of two Class II directors of CoVest Bancshares;

      2. the ratification of the appointment of Crowe, Chizek and Company LLP as our auditors for the fiscal year ending December 31, 2003; and

      3. the transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

We are not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 27, 2003, are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies by us.

By Order of the Board of Directors





/s/ Paul A. Larsen
Corporate Secretary



Des Plaines, Illinois
April 2, 2003





IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                               [COVEST BANC LOGO]

                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation, on behalf of the board of directors of CoVest Bancshares, of proxies to be used at the annual meeting which will be held at the Casa Royale Banquets, located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, May 20, 2003 at 9:00 a.m., and all adjournments or postponements of the meeting. The proxy statement and the accompanying notice of meeting and proxy are being mailed to holders of shares of our common stock, par value $.01 per share, on or about April 2, 2003. Certain of the information in the proxy statement relates to CoVest Banc, N.A., Des Plaines, Illinois, a wholly-owned subsidiary of CoVest Bancshares.

CoVest Bancshares entered into an Agreement and Plan of Reorganization with Midwest Banc Holdings, Inc. on November 1, 2002 that, if approved by our stockholders at a special meeting of stockholders, would result in CoVest Bancshares being merged with and into Midwest. The special meeting of stockholders originally scheduled for March 17, 2003, was cancelled after Midwest informed CoVest Bancshares that bank regulatory agencies would be delaying the processing of Midwest's applications to acquire CoVest Bancshares.

VOTING RIGHTS AND PROXY INFORMATION

All shares of common stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the proxies' instructions. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals described in this proxy statement. A majority of the shares of the common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

Only holders of record of the common stock at the close of business on March 27, 2003 will be entitled to vote at the meeting and at all adjournments or postponements of the meeting. On March 27, 2003, CoVest Bancshares had 3,446,962 shares of common stock outstanding. Directors are elected by a plurality of the votes cast in person or by proxy with a quorum present. For all other matters, the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present shall constitute stockholder approval. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum but will not affect the vote required for approval of the proposal or the election of directors.

We do not know of any matters, other than as described in the notice of meeting, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

We would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by:

      - duly executing and delivering to our corporate secretary a later dated proxy relating to the same shares prior to the exercise of such proxy;

      - filing with our corporate secretary at or before the meeting a written notice of revocation bearing a later date than the proxy; or

      - attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy).

Any written notice revoking a proxy should be delivered to Mr. Paul A. Larsen, Corporate Secretary, at P.O. Box 94242, Palatine, Illinois, 60094-4242.

                              ELECTION OF DIRECTORS

At the annual meeting of the stockholders to be held on Tuesday, May 20, 2003, the stockholders will be entitled to elect two Class II directors for a term expiring in 2006. Our directors are divided into three classes having staggered terms of three years. Both of the nominees for election as Class II directors are incumbent directors. We have no knowledge that any of the nominees will refuse or be unable to serve, but if either of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. If the stockholders of CoVest Bancshares approve the merger of CoVest Bancshares with Midwest at the special meeting, the nominees, if elected, will serve with the other continuing directors until the consummation of the merger.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. WE RECOMMEND THAT YOU VOTE FOR BOTH OF THE NOMINEES FOR DIRECTOR.

                                    NOMINEES

                              PRESENT POSITION WITH COVEST              DIRECTOR OF COVEST BANCSHARES
NAME AND AGE                  BANCSHARES AND COVEST BANC                     OR COVEST BANC SINCE
------------                  --------------------------                     --------------------
CLASS II
(Term Expires 2006)

James L. Roberts              President, Chief Executive Officer                     1999
(Age 60)                      and Director of CoVest Bancshares and
                              of CoVest Banc
Frank A. Svoboda, Jr.         Chairman of the Board of CoVest                        1973
(Age 69)                      Bancshares and of CoVest Banc

CLASS III
(Term Expires 2004)

Gerald T. Niedert             Vice Chairman of the Board of CoVest                   1987
(Age 57)                      Bancshares and of CoVest Banc


David B. Speer                Director of CoVest Bancshares and of                   1997
(Age 51)                      CoVest Banc

CLASS I
(Term Expires 2005)

George T. Drost               Director of CoVest Bancshares and of                   1987
(Age 56)                      CoVest Banc

                              PRESENT POSITION WITH COVEST              DIRECTOR OF COVEST BANCSHARES
NAME AND AGE                  BANCSHARES AND COVEST BANC                     OR COVEST BANC SINCE
------------                  --------------------------                     --------------------
David M. Miller               Director of CoVest Bancshares and of                   1996
(Age 53)                      CoVest Banc

All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between CoVest Bancshares and any other person pursuant to which any of the directors have been selected for their respective positions.

BIOGRAPHICAL DATA

The principal occupation of each director is set forth below. Each director has held his present position for at least five years unless otherwise indicated.

GEORGE T. DROST is a partner in the law firm of Drost, Kivlahan & McMahon Ltd., Arlington Heights, Illinois. Mr. Drost also is the Honorary Consul of the Czech Republic for Illinois, Indiana and Wisconsin, an adjunct professor at John Marshall Law School and a member of the Village of Arlington Heights Plan Commission.

DAVID M. MILLER serves as Vice President of Finance Services for the CAM Division of Comdisco, Inc. CAM is responsible for all Healthcare, Lab, Electronics and Network equipment assets of the corporation. Comdisco is a global provider of technology solutions headquartered in Rosemont, Illinois. Comdisco recently emerged from Chapter II bankrupcy. The reorganized Comdisco is publicly traded under the symbol CDCO for Comdisco Holding Co. Inc. Mr. Miller joined the company in 1988. Prior to joining Comdisco, he held financial positions in other technology based companies.

GERALD T. NIEDERT is CEO of Power Pool, Inc., a holding company based in Carol Stream, Illinois that operates three regional motor carriers. Prior to 1999, he was Vice President/Business Development of Dedicated Transportation, Inc., a truck transportation company located in Elk Grove Village, Illinois.

JAMES L. ROBERTS became CoVest Bancshares' President and Chief Executive Officer in January, 1999. He served as President and CEO of Perpetual Midwest Financial, Inc., of Cedar Rapids, Iowa, and its wholly owned subsidiary, Perpetual Savings Bank, FSB, from 1993 to 1998. He was Executive Vice President and head of Corporate Finance for Kemper Securities, Inc. and its predecessor firm, Blunt, Ellis & Loewi, Inc., from 1990 to 1993. He is a member of the Board of Directors of the Des Plaines Community Senior Center and serves on the Educational Foundation Board of Directors for Oakton Community College. He also serves on the Economic Development Commission for the City of Des Plaines.

DAVID B. SPEER is a 25-year veteran of Illinois Tool Works, Inc., a diversified multinational manufacturing company. In October 1995, Mr. Speer was elected Executive Vice President of ITW's worldwide construction products businesses and in 1997 assumed similar responsibilities for the company's finishing systems businesses. He served on the audit/compliance committee in 1999 and is presently on the marketing, technology and investment committees. Mr. Speer is a Director of Rockwell Automation and he is also a member of the Chicago Economic Club, American Marketing Association, The Executives' Club of Chicago and American Management Association.

FRANK A. SVOBODA, JR. is the Chairman of CoVest Bancshares and of CoVest Banc. Mr. Svoboda became a director of First Federal Savings and Loan in 1973, and was appointed Chairman in 1988. Mr. Svoboda was the owner of Svoboda's Men's Wear, Inc., a men's clothier located in Des Plaines, Illinois until 1995.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During 2002, the board of directors held thirteen meetings. No director attended fewer than 75% of the total number of meetings held during 2002 and the total number of meetings held by all committees of the board on which any such director served during 2002. The board of directors of CoVest Bancshares has audit/compliance, compensation and nominating committees.

The audit/compliance committee consists of Messrs. Miller (Chair), Drost and Niedert. The audit/compliance committee reviews audit reports and related matters to ensure compliance with regulations and internal policies and procedures. This committee also approves the accounting firm selected by management to perform CoVest Bancshares' and CoVest Banc's annual audit and acts as the liaison between the auditors and the board. During 2002, the audit/compliance committee met five times. Each member of the audit/compliance committee is "independent" as defined in the listing standards of the Nasdaq Stock Market, Inc. The compensation committee consists of Messrs. Drost (Chair), Miller, Niedert and Svoboda.

The compensation committee meets to review the performance, salary and other compensation of the chief executive officer and recommends adjustments. During 2002, the compensation committee met four times.

The nominating committee is chaired by Mr. Svoboda and consists of all members of the board of directors of CoVest Bancshares. This committee recommends to the board of CoVest Bancshares nominees for election as directors and for nominees to fill any vacancies. Pursuant to our bylaws, this committee will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to our corporate secretary no later than 30 days prior to the date of the annual meeting at which directors are to be elected and otherwise complies with the bylaws. During 2002, the nominating committee did not meet.

COMPENSATION OF DIRECTORS

Directors of CoVest Bancshares receive options to purchase 2,250 shares of common stock on the first business day of each calendar year and are not paid a cash fee for serving on the board or committees. The options have an exercise price equal to the fair market value on the date of grant. During 2002, directors of CoVest Banc received a fee of $3,600 per year (payable in our common stock), $1,100 for each bank board meeting attended and $700 for each executive committee meeting attended (except for the Chairman of the Board of CoVest Banc, who receives an additional $200 for each board meeting attended). CoVest Banc's non-employee directors also receive a $200 ($300 for audit committee) fee for each committee meeting attended. Directors may elect to defer all of their fees. CoVest Bancshares maintains a retirement plan for directors which provides retirement benefits based upon the director's age at retirement, the director's total number of years of service and average monthly fees received during the last three years of service as a director. Retirement benefits are payable as defined under the plan. If approved at the special stockholders meeting, the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. will trigger certain cash payments to directors under the terms of the compensation plans of CoVest Bancshares and CoVest Banc and under the terms of certain option agreements previously entered into by the directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock at March 27, 2003, by each person we know to be the beneficial owner of more than five percent of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table, which can be found later in this proxy statement, and by all of our directors and executive officers as a group.

NAME OF INDIVIDUAL AND                 AMOUNT AND NATURE OF           PERCENT
NUMBER OF PERSONS IN GROUP            BENEFICIAL OWNERSHIP(1)         OF CLASS
--------------------------            -----------------------         --------
CoVest Bancshares, Inc.
Employee Stock Ownership Plan
749 Lee Street
Des Plaines, IL  60016                       337,806(2)                  9.9%
5% STOCKHOLDERS
Michael and Frances Halikias
15750 S. Harlem Avenue
Orland Park, IL 60462                        317,250(3)                  9.3%
Dimension Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401                       234,525(4)                  6.9%
Mark A. Boyar
Boyar Asset Management, Inc.
35 E. 21st Street
New York, NY  10010                          182,425(5)                  5.4%


DIRECTORS
George T. Drost                               91,634(6)                  2.7%
David M. Miller                               28,011 (7)                    *
Gerald T. Niedert                             82,294(8)                  2.4%
James L. Roberts                             140,064(9)                  4.0%
David B. Speer                                14,738(10)                    *
Frank A. Svoboda, Jr.                        108,668 (11)                3.2%

OTHER NAMED EXECUTIVE OFFICERS
Paul A. Larsen                               112,806(12)                 3.2%
J. Stuart Boldry, Jr.                         35,885(13)                 1.0%
Michael A. Sykes                              63,078(14)                 1.8%
Joseph J. Gillings                            58,369(15)                 1.7%

All directors and executive officers         762,503(16)                19.9%
as a group (11 persons)

-------------------------
      * Less than one percent.

(1) The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group, except as set forth in the footnotes below. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares. Includes shares held directly, shares allocated to the respective individual under our employee stock ownership plan, shares obtainable within the next 60 days pursuant to options granted under our 1992 stock option and stock incentive plan and our 1996 stock option plan, shares held in retirement accounts or in a fiduciary capacity and shares held by certain family members, with respect to which shares the listed individuals or group members may be deemed to have shared or sole voting or investment power.


(2) James L. Roberts, Paul A. Larsen and Barbara A. Buscemi serve as co-trustees of our employee stock ownership plan, and are deemed to have shared voting and investment power over shares held by the employee stock ownership plan. 66,307 shares held in the employee stock ownership plan have not been allocated to employees' accounts.


(3) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, as amended, dated March 5, 1995, Mr. and Mrs. Halikias reported shared voting and investment power over all such shares.


(4) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, dated February 3, 2003, Dimension Fund Advisors reported sole voting and investment power over all such shares.


(5) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, dated October 29, 2001, Mark Boyar of Boyar Asset Management, Inc. reported shared voting and dispositive power over 182,425 shares and sole voting and investment power over 4,500 shares. It was reported under three entities:
104,750 shares under Boyar Asset Management, Inc.; 59,675 shares under N.R.M.B., Inc., and 13,500 shares under Boyar Partners over which GP Holdings has voting or investment discretion or both, respectively.


(6) Includes 15,750 shares subject to options granted under our stock option plans, over which Mr. Drost has no voting and sole investment power, 29,418 shares held by Mr. Drost's spouse, as trustee, over which Mr. Drost has no voting and investment power, and 7,100 shares held by the Drost, Kivlahan & McMahon Ltd. Profit Sharing Plan, as trustee, over which Mr. Drost has sole voting and investment power.


(7) Includes 13,500 shares subject to options granted under our stock option plans, over which Mr. Miller has no voting and sole investment power.


(8) Includes 15,750 shares subject to options granted under our stock option plans, over which Mr. Niedert has no voting and sole investment power.


(9) Excludes 337,806 shares over which Mr. Roberts is deemed to have voting and/or investment power as co-trustee of our employee stock ownership plan. Includes 134,338 shares subject to options granted under our stock option plans, over which Mr. Roberts has no voting and sole investment power.


(10) Includes 11,250 shares subject to options granted under our stock option plans, over which Mr. Speer has no voting and sole investment power.


(11) Includes 11,250 shares subject to options granted under our stock option plans, over which Mr. Svoboda has no voting and sole investment power, 4,500 shares for which Mr. Svoboda serves as co-trustee, over which shares Mr. Svoboda has sole voting and investment power, 3,375 shares held by Mr. Svoboda's spouse, over which shares Mr. Svoboda has no voting and investment power, and 2,250 shares for which Mr. Svoboda serves as co-trustee, over which shares Mr. Svoboda has shared voting and investment power.


(12) Excludes 337,806 shares over which Mr. Larsen is deemed to have voting and/or investment power as a co-trustee of our employee stock ownership plan. Includes 87,612 shares subject to options granted under our stock option plans, over which Mr. Larsen has no voting and sole investment power.


(13) Includes 38,064 shares subject to options granted under our stock option plans, over which Mr. Boldry has no voting and sole investment power.


(14) Includes 56,648 shares subject to options granted under our stock option plans, over which Mr. Sykes has no voting and sole investment power.


(15) Includes 55,676 shares subject to options granted under our stock option plans, over which Mr. Gillings has no voting and sole investment power.


(16) Excludes 337,806 shares over which Messrs. Roberts and Larsen and Ms. Buscemi are deemed to have shared voting and/or investment power as co-trustees of our employee stock ownership plan.



Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of common stock are traded. Such persons are also required to furnish CoVest Bancshares with copies of all
Section 16(a) forms they file. Based solely upon our review of such forms and, if appropriate, representations made to us by any such reporting person concerning whether a Form 5 was required to be filed for the 2002 fiscal year, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2002.

VOTING AGREEMENTS

The trustees of our employee stock ownership plan are Messrs. James L. Roberts, our President and Chief Executive Officer, Paul A. Larsen, our Executive Vice President and Chief Financial Officer and Ms. Barbara A. Buscemi, our Executive Vice President, Human Resources. As co-trustees, Messrs. Roberts and Larsen and Ms. Buscemi are deemed to have shared voting power over shares held in the plan.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to our chief executive officer and to four other executive officers of CoVest Bancshares and CoVest Banc whose aggregate salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                  ANNUAL COMPENSATION                           AWARDS
                                      --------------------------------------------  ---------------------------------
             (A)              (B)         (C)           (D)             (E)             (F)                (G)              (H)
                                                                                     RESTRICTED        SECURITIES        ALL OTHER
NAME AND                                                             OTHER ANNUAL       STOCK          UNDERLYING       COMPENSATION
PRINCIPAL POSITION           YEAR     SALARY($)(1)    BONUS($)     COMPENSATION($)     AWARD($)      OPTIONS/SARS (#)      ($)(8)
------------------           ----     ------------    --------     ---------------  -----------       ---------------     --------
James L. Roberts             2002     $234,654        $ 70,000           $ --                          9,750(4)           $ 22,686
President                    2001      219,244          20,000             --             --          25,000(5)             13,955
Chief Executive Officer      2000      206,731          40,000             --       $ 20,408(2)       10,000(6)              6,025


Paul A. Larsen               2002     $145,862        $ 36,000           $ --       $ 10,059(2)        5,000(4)           $ 32,449
Executive Vice President     2001      137,548          20,000             --          4,133(3)        3,384(5)             24,109
Chief Financial Officer      2000      130,769          17,000                            --           3,228(6)             15,195


J. Stuart Boldry, Jr         2002     $131,885        $ 30,000           $ --             --           5,000(4)           $ 17,512
Executive Vice President     2001      124,712          15,000             --       $ 10,059(2)        3,064(5)             10,729
                             2000      118,154          20,000             --             --          10,000(7)             64,012


Michael A. Sykes             2002     $119,862        $ 45,000           $ --             --           5,000(4)           $ 19,247
Executive Vice President     2001      111,712          25,000             --       $  5,030(2)        2,280(5)             12,171
                             2000      105,385          30,000             --          4,133(3)        2,368(6)              4,823


Joseph J. Gillings           2002     $109,908        $ 25,000           $ --             --           5,000(4)           $ 16,528
Executive Vice President     2001      104,039          15,000             --       $  5,030(2)        2,128(5)             11,275
                             2000       99,077           8,000             --          2,755(3)        1,548(6)              6,751


(1)   Includes amounts deferred under CoVest Banc's profit sharing plan.

(2) The restricted shares vest ratable over a five-year period beginning January 11, 2001, and subject to certain conditions, continue to vest over the next four years. All of the restricted shares will vest if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed.

(3)   The restricted shares vested on January 24, 2000.

(4) The agreement provides that 25% of such options vested on the grant date of January 2, 2002, 25% of such options vested on January 2, 2003 and subject to certain conditions the remaining portion shall vest in equal amounts on January 2, 2004 and January 2, 2005. All of the options will vest if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed.

(5) One-third of the restricted shares vested on February 15, 2000, one-third on February 15, 2001, and the remaining one-third vested on February 15, 2002.

(6) The agreement provides that 25% of such options vested on the grant date of January 23, 2001, 25% of such options vested on February 15, 2002, 25% of such options vested on February 15, 2003 and subject to certain conditions the remaining portion shall vest in equal amounts on February 15, 2004. All of the options will vest if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed

(7) Mr. Boldry's agreement provides that 25% of such options vested on the grant date of September 25, 2000, the remaining portion vested in equal amounts on September 25, 2001 and September 25, 2002 and, subject to certain conditions, on September 25, 2003. All of the options will vest if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed.

(8) All other compensation consists of: 401(K) employer match, employee stock ownership plan contribution, life insurance above $50,000 limit, and health insurance. Included in Mr. Larsen's total are board secretary fees. Included in Mr. Boldry's total for 2000 are relocation expenses.


The following table sets forth certain information concerning the number and value of stock options at December 31, 2002, held by the named executive officer.


         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES


                                                                   NUMBER OF
                                                                   SECURITIES                        VALUE OF
                                                                   UNDERLYING                       UNEXERCISED
                                                                   UNEXERCISED                     IN-THE-MONEY
                                                                 OPTIONS/SARS AT                  OPTIONS/SARS AT
                                                                    FY-END (#)                       FY-END ($)
                                                                      (D)                              (E)
                                                           --------------------------      ---------------------------
                      SHARES ACQUIRED
         NAME         ON EXERCISE (#)  VALUE REALIZED ($)  EXERCISABLE  UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
         (A)                (B)                (C)             (D)           (E)               (F)           (G)
--------------------  ---------------  ------------------  -----------  -------------      ------------  -------------
James L. Roberts            14,912          139,531         115,588     18,750(1)          $1,721,333    $  264,434


Paul A. Larsen               3,500           44,341          81,363      6,249(2)           1,388,468        75,522


J. Stuart Boldry, Jr            --               --          30,282      7,782(3)             461,041       100,988


Michael A. Sykes                --               --          51,166      5,482(4)             691,288        63,016

Joseph J. Gillings              --               --          50,475      5,201(5)             641,374        58,419


(1) The agreement with Mr. Roberts provides 1,875 options vested on January 2, 2003, and, subject to certain conditions, 6,875 options will vest on February 15, 2003; 1,875 options on January 2, 2004; 6,250 options on February 15, 2004; and 1,875 options on January 2, 2005. All of the options will vest if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed.

(2) The agreement with Mr. Larsen provides 1,250 options vested on January 2, 2003, and, subject to certain conditions, 1,653 options on February 15, 2003; 1,250 options on January 2, 2004; 846 options on February 15, 2004; and 1,250 options on January 2, 2005. All of the options will vest if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed.

(3) The agreement with Mr. Boldry provides 1,250 options vested on January 2, 2003, and, subject to certain conditions, 766 options will vest on February 15, 2003; 2,250 options on September 25, 2003; 1,250 options on January 2, 2004; 766 options on February 15, 2004, and 1,250 options on January 2, 2005. All of the options will vest if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed.

(4) The agreement with Mr. Sykes provides 1,250 options vested on January 2, 2003 and, subject to certain conditions, 1,162 options will vest on February 15, 2003; 1,250 options on January 2, 2004; 570 options on February 15, 2004; and 1,250 options on January 2, 2005. All of the options will vest if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed.

(5) The agreement with Mr. Gillings provides 1,250 options vested on January 2, 2003, and, subject to certain conditions, 919 options will vest on February 15, 2003; 1,250 options on January 2, 2004; 532 options on February 15, 2004; and 1,250 options on January 2, 2005. All of the options will vest if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed.

EMPLOYMENT AGREEMENTS

CoVest Banc has entered into employment agreements with Messrs. Roberts, Larsen and Boldry. The employment agreement with Mr. Roberts provides for a two year term and the employment agreements with Messrs. Larsen and Boldry each provide for one year terms.

The agreements provide for an annual salary for Messrs. Roberts, Larsen and Boldry of $235,000, $153,300 and $137,250, respectively, subject to annual increases as determined by the board of directors. The employment agreements provide for an automatic extension of one year on each anniversary of the respective agreements. Either CoVest Banc or the respective officer may elect not to renew the agreement upon written notice provided on, or prior to, the respective anniversary date, except, that the agreement is not extendable beyond the date the officer attains the age of 65.

The agreements further provide for the continued payment of the officer's salary and health benefit coverage for the remainder of the then current term of the agreement in the event employment is terminated for any reason other than cause, disability or death. In addition, in the case of a change of control of CoVest Banc (as defined in the agreement), the agreements provide for an extension of the term of the employment agreement for the shorter of three years for Mr. Roberts, two years for Mr. Larsen, and one year for Mr. Boldry from the date of the change in control or until the date on which the respective officer attains the age of 65. Further, the agreement for Mr. Roberts provides that for a period of one year after termination of his employment for any reason, the officer will not manage, operate or control any financial institution having an office within 25 miles of any office of CoVest Banc as of the date his employment terminates or the date on which there is a change in control of CoVest Bancshares. The agreements for Messrs. Larsen and Boldry provide that for a period of one year after termination of their employment for any reason, the officers will not manage, operate or control any financial institution having an office within a two mile radius of the main office of CoVest Banc as of the date his employment terminates or the date on which there is a change in control of CoVest Bancshares. The completion of the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. would constitute a change of control under the terms of these agreements. Therefore, we expect that Messrs. Roberts, Larsen and Boldry will receive their respective severance payments at the time of the merger.

In the event of a change in control, based on their current base salary, Messrs. Roberts, Larsen and Boldry would receive approximately $705,000, $306,600 and $137,250, respectively, in severance payments, in addition to other cash and noncash benefits, under the agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2002, the members of the compensation committee were George T. Drost, David M. Miller, Gerald T. Niedert and Frank A. Svoboda. None of these individuals was an officer or employee of CoVest Bancshares or CoVest Banc during 2002, and none of these individuals is a former officer or employee of CoVest Bancshares or CoVest Banc.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee has furnished the following report on executive compensation. The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by CoVest Bancshares shall not be deemed to include the report unless such report is specifically stated to be incorporated by reference into such document.

COMPENSATION POLICIES. This report describes our compensation policies as endorsed by the board of directors and the compensation committee and the resulting actions we took in 2002. Essentially, our executive compensation program has been designed to:

      - support a pay-for-performance policy that differentiates compensation amounts based on our financial performance as well as each individual's performance;

      - provide compensation opportunities that are comparable to those offered by other leading companies in the financial services industry, thereby allowing us to compete for and retain talented executives who are critical to our long-term success; and

      - align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of our common stock.

At present, the executive compensation program is comprised of salary and long-term incentive opportunities in the form of stock options, restricted stock and benefits typically offered to executives by major corporations. Additionally, we have adopted a management incentive program, as described below.

SALARY AND DEFERRED COMPENSATION. The board of directors, acting on the recommendation of the compensation committee, determines the salary paid to Mr. Roberts, our chief executive officer. Mr. Roberts determines the salaries paid to the other executive officers. Salary increases for Mr. Roberts and the other executive officers reflect both individual performance as well as our financial performance, as measured by our return on assets and profitability. In the case of executive officers, salary increases were granted in amounts ranging from 5.6% to 7.3% based on a number of items, including individual performance, position, tenure, comparative data and CoVest Banc's operating results. Specifically, Mr. Roberts' salary was increased 7% for 2002, which the committee believes was appropriate based on Mr. Roberts' individual performance, the Bank's overall performance, as well as in comparison to the salary's of similar situated companies.

STOCK AWARDS. Our stock option plans and our incentive plan are designed to align a significant portion of the executive compensation program with stockholder interests. The stock option plans and incentive plan, each approved by our stockholders, permit the granting of stock-based awards. To date, two types of awards have been granted to executive officers and other key employees:

      - stock options - rights to purchase options of common stock at the fair market value per share as of the date the option is granted, either in the form of incentive stock options under the Internal Revenue Code, or options which are not so qualified; and

      - restricted stock - options of common stock that the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and that are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to the lapsing of the restriction period (or applicable portion of such period). Vesting periods are established primarily by reference to a recipient's position, tenure and age.

In granting stock options and restricted stock to executive officers, the committee takes into account the practices of other financial services companies as verified by external surveys, as well as the executive's level of responsibility and past contributions.

BONUS OPTION PLAN

On December 22, 1999, the board of directors approved the CoVest Banc Bonus Option Plan. The objective of the plan is to provide long-term incentive and potential reward for maintaining outstanding long-term bank performance. The plan stipulates that when CoVest Banc achieves its financial budget for the year, all officers employed at the "grant date" will be eligible to receive non-qualified stock options. The options will be granted in amounts assigned by an officer's "title" based upon his annual base salary. In 2002, the board of directors modified the plan to only include executive officers for the receipt of annual long-term option awards. The awards were granted based upon bank wide performance and individual achievement. The vesting schedule calls for 25% of such options to be immediately vested and the remaining portion to vest in equal amounts on each of the next three anniversaries of the date of original grant. All of the options, however, will vest upon the completion of the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. For 2002, the board of directors granted 32,500 options under the plan. The executive officers and certain employees of CoVest Bancshares and CoVest Banc have entered into certain agreements that, if the merger of CoVest Bancshares with Midwest Banc Holdings, Inc. is completed, would entitle those executive officers and employees to certain cash payments in exchange for the cancellation of all stock options for CoVest Bancshares stock that they currently hold.

                             Compensation Committee:
                             George T. Drost (Chair)
                                 David M. Miller
                                Gerald T. Niedert
                              Frank A. Svoboda, Jr.

PERFORMANCE GRAPH

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by CoVest Bancshares shall not be deemed to include the following performance graph and related information unless the graph and the related information are specifically stated to be incorporated by reference into such document.

The line graph below shows a five year comparison of cumulative total stockholder return on a $100 investment in our common stock to the cumulative total return of a broad index of stocks traded on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Index.



                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
     AMONG COVEST BANCSHARES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                              THE NASDAQ BANK INDEX



                              [PERFORMANCE GRAPH]






                                                Cumulative Total Return*

                         12/31/97  12/31/98   12/31/99    12/31/00    12/31/01    12/31/02
                         --------  --------   --------    --------    --------    --------
CoVest Bancshares, Inc.    $100     $ 76       $  85        $ 83        $124        $188
Nasdaq Stock Market        $100     $140       $1261        $159        $126        $ 86
(U.S.) Index
Nasdaq Bank Index          $100     $ 90       $  85        $ 99        $112        $120

* Total return assumes reinvestment of dividends.

                          TRANSACTIONS WITH MANAGEMENT

Directors and officers of CoVest Bancshares and CoVest Banc, and their associates, were customers of and had transactions with us during 2002. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                 ACCOUNTANT FEES
AUDIT FEES

Our independent auditor during 2002 was Crowe, Chizek and Company LLP. The aggregate fees and expenses billed by Crowe, Chizek and Company LLP in connection with the audit of our annual financial statements as of and for the year ended December 31, 2002 was $33,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no fees incurred for these services for 2002.

ALL OTHER FEES

The aggregate fees and expenses billed by Crowe, Chizek and Company LLP for all other services rendered to us for 2002 was $157,200. This was comprised of the following:

SEC services, including review of quarterly Form 10-Q's and Form 10-K  $ 16,500
Employee benefit plan audits and other services                          24,000
Tax consulting including preparation of state and federal tax returns    13,700
Regulatory compliance, assessing network security, loan review, and
  extended audit services                                               103,000



The audit/compliance committee, after consideration of the matter, does not believe the rendering of these services by Crowe, Chizek and Company LLP to be incompatible with maintaining Crowe, Chizek and Company LLP's independence as our principal accountant.

                             AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by CoVest Bancshares shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.

The audit/compliance committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit/compliance committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

The audit/compliance committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with our management and Crowe, Chizek and Company LLP, our independent auditors. The committee has also discussed with Crowe, Chizek and Company LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe, Chizek and Company LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with audit/compliance committees). Based on the review and discussions with management and Crowe, Chizek and Company LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2002 for filing with the Securities and Exchange Commission.

                                Audit Committee:
                             David M. Miller (Chair)
                                 George T. Drost
                                Gerald T. Niedert

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

We have appointed Crowe, Chizek and Company LLP, independent accountants, to be our auditors for the fiscal year ending December 31, 2003, and recommends that the stockholders ratify the appointment. A representative of Crowe, Chizek and Company LLP is expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of the auditors is not ratified, the matter of the appointment of auditors will be considered by the board of directors.

         WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP TO BE OUR AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                              STOCKHOLDER PROPOSALS

Any proposals of stockholders intended to be presented at the 2004 annual meeting of stockholders must be received by our corporate secretary at our principal executive offices at 749 Lee Street, Des Plaines, Illinois, 60016 on or before December 18, 2003, to be considered for inclusion in our proxy statement and proxy relating to such meeting. If however, the merger with Midwest is completed, there will not be a stockholders' meeting in 2004.

                                  OTHER MATTERS

We are not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the meeting, holders of the proxies will act in accordance with their best judgment.

We will pay for the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and regular employees of CoVest Bancshares and/or CoVest Banc may solicit proxies personally or by telegraph or telephone without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS





/s/ Paul A. Larsen
Corporate Secretary





Des Plaines, Illinois

April 2, 2003

[COVEST BANC LOGO]

MR A SAMPLE                         000000 0000000000 0 0000
DESIGNATION (IF ANY)
ADD 1                               000000000.000 ext
ADD 2                               000000000.000 ext
ADD 3                               000000000.000 ext
ADD 4                               000000000.000 ext
ADD 5                               000000000.000 ext
ADD 6                               000000000.000 ext
                                    000000000.000 ext
[BAR CODE]
                                    HOLDER ACCOUNT NUMBER

                                    C 1234567890     J N T

                                    [BAR CODE]

                                    [   ]  Mark this box with an X if you
                                           have made changes to your name or
                                           address details above.




ANNUAL MEETING PROXY CARD

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 2003

The undersigned hereby appoints Gerald T. Niedert and David B. Speer or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of CoVest Bancshares, Inc., to be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, May 20, 2003 at 9:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(Continued and to be signed on reverse side.)

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU PLAN TO ATTEND THE COVEST BANCSHARES, INC. ANNUAL STOCKHOLDER'S MEETING, PLEASE BRING THE BOTTOM PORTION OF THIS CARD AS YOUR ADMISSION TICKET.


                  5 U P X      H H H      P P P P      001921
--------------------------------------------------------------------------------

CASA ROYALE BANQUETS                                                [MAP]
783 Lee Street/Mannheim Road
Des Plaines, Illinois 60016 (847) 297-6640

FROM THE NORTH
I-294 South, exit Golf Road West to River Road. South on
River Road to Thacker/Dempster. West on Thacker/Dempster to Lee/Mannheim. North one block to Casa Royale.

FROM THE SOUTH
I-294 North, exit Dempster West to River
Road. South on River Road to Thacker/Dempster. West on
Thacker/Dempster to Lee/Mannheim. North one block to Casa Royale.

FROM THE EAST AND WEST
I-90 into I-294 North, exit Dempster West to River Road.
South on River Road to Thacker/Dempster. West on
Thacker/Dempster to Lee/Mannheim. North one block to Casa Royale.

Use a black pen. Print in
CAPITAL letters inside the grey        [A B C]     [1 2 3]     [ X ]
areas as shown in this example.


HOLDER ACCOUNT NUMBER C 1234567890      J N T

PROXY - COVEST BANCSHARES, INC.

[ A ] ELECTION OF DIRECTORS
1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.

                                            FOR     WITHHOLD
01 - James L. Roberts                      [    ]    [    ]


02 - Frank A. Svoboda, Jr.                 [    ]    [    ]

[ B ] ISSUES
2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

To ratify the selection of Crowe,         FOR      AGAINST    WITHHOLD       Mark this box with an X             [    ]
Chizek and Company LLP as independent    [    ]    [    ]      [    ]        if you plan to attend the meeting.
auditors for the Company for 2003.



[ C ] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR
      YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Signature 1 - Please keep signature within the box    Signature 2 - Please keep signature within the box      Date (mm/dd/yyyy)
[                                                ]    [                                                ]      [               ]

                   6 U P X       H H H      P P P P      001921
--------------------------------------------------------------------------------
ADMISSION TICKET

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Stockholder's Meeting being held at 9:00 A.M. on Tuesday, May 20, 2003, at Casa Royale Banquets, 783 Lee Street, Des Plaines, Illinois. Free parking is available.

If you are unable to attend, please vote, sign exactly as your name appears, date, and promptly mail the above proxy card in the postage-paid envelope provided. You may send in your vote using the above proxy card whether or not you attend the Annual Stockholder's Meeting, or you may choose to cast your vote at the meeting.

MR A SAMPLE                                 HOLDER ACCOUNT NUMBER
DESIGNATION (IF ANY)
ADD 1                                       C 1234567890     J N T
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6                                       [BAR CODE]